                           SECOND AMENDMENT OF LEASE



         THIS SECOND AMENDMENT OF LEASE ("Amendment") is made as of this 31st day of March, 1994, by and between Combined Properties Limited Partnership, successor-in-interest to Combined Properties Corporation (hereinafter "Landlord") and Super Trak Corporation, successor-in- interest to Trak Auto Corporation t/a Super Trak (hereinafter "Tenant").

         WHEREAS, by indenture of Lease dated January 1, 1980, as amended by Amendment of Lease dated December 11, 1992 ("First Amendment") (hereinafter collectively referred to as "Lease"), Landlord leased to Tenant certain premises therein more particularly described located in Store No. 15 in the Oxon Hill Plaza Shopping Center, Oxon Hill, Maryland ("Premises"), upon terms and conditions, covenants and agreements contained therein; and

         WHEREAS, by First Amendment, Tenant expanded its business operation into the rear portion of adjacent premises known as Store No. 16; and

         WHEREAS, Tenant desires to further expand its business operation into the remaining portion of Store No. 16 which contains approximately 3,000 square feet; and

         WHEREAS, Landlord is willing to lease said remaining portion of Store No. 16 to Tenant; and

         WHEREAS, the parties desire to amend the Lease as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, hereby agree that the Lease is hereby amended, effective as of the date hereof, as follows:

         FIRST: Landlord and Tenant hereby acknowledge and confirm that Tenant is already in occupancy (as of the date hereof) of the premises shown on Exhibit "A-1" of the Lease as Store No. 15 (containing approximately 10,357 square feet and hereinafter referred to in this Amendment as the "Original Premises").

         SECOND: For the purpose of this Amendment and the Lease, the parties have further agreed that the Demised Premises shall hereinafter be deemed to refer to the Original Premises and adjacent premises as shown on Exhibit "A-2" attached hereto (containing approximately 3,000 square feet and hereinafter referred to in this Amendment as the "Expansion Premises").

         THIRD: The parties, having agreed to increase the size of the Demised Premises from approximately 10,357 square feet to approximately 13,357 square feet with irregular dimensions as shown on Exhibit "A-2" attached hereto, hereby agree that for the purposes of the Lease and all provisions thereof, including but not limited to, those provisions related to computation of Tenant's minimum guaranteed rent, Tenant's contribution toward real estate taxes, Tenant's contribution and pro-rata share of shopping center's common areas operating cost and Tenant's share of the cost of the promotional program (if and when the same has been established), the square footage contained within the Demised Premises shall be 13,357 square feet as of the Effective Date set forth in Paragraph Seventh hereinbelow.





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         FOURTH:  It is agreed that the Demised Premises shall be located in the area cross-hatched on Exhibit "A-2" hereto and the parties hereto covenant and agree that all provisions of the Lease which refer to the Demised Premises shall be deemed to refer to the area cross- hatched in "red" on Exhibit "A-2" hereto and that Exhibit "A-1" of the Lease shall be and is hereby deleted in its entirety and shall be substituted with Exhibit "A-2" attached hereto and by this reference made a part hereof and all references in the Lease to Exhibit "A-1" shall be deemed to refer to Exhibit "A-2" attached hereto and all references in the Lease to "Demised Premises" or "Premises" shall be deemed to refer to the Original Premises and the Expansion Premises.

         FIFTH: Tenant agrees to accept both the Original Premises and the Expansion Premises on an "as is" basis and that any and all repairs, improvements, installations or additions necessary or required for Tenant to open for business and conduct its business from the Premises (consisting of the Original Premises and the Expansion Premises in a unified store operation) shall be at the sole cost and expense of Tenant.

         SIXTH: Tenant agrees, that as soon as possible after full execution of this Amendment, Tenant, on behalf of Landlord at Tenant's expense, shall proceed to cause building plans and specifications to be made, including but not limited to, where and to the extent Tenant deems appropriate, reworking electrical and plumbing outlets, repairing and repainting the interior walls, modifying the present entrances, modifying the interior lighting, modifying the show windows and storefront, modifying any existing ceiling to Tenant's standard specifications, and providing for heating, cooling and ventilation to Tenant's standard requirements and Tenant hereby further agrees to make application for all necessary permits within thirty (30) days from the date hereof. After completion of said building plans and specifications and the obtaining of the necessary contractors' bids, Tenant, on behalf of Landlord at Tenant's expense, shall supervise and prosecute to completion, in conformance with said building plans and specifications, said building, remodeling and modernization work.

         Tenant further agrees, as part of Tenant Improvements, to demolish the existing demising walls separating the Original Premises from the Expansion Premises and to perform such necessary work required to reconfigure the acoustical lay-in ceiling and recessed fluorescent lighting fixtures into one unified ceiling and lighting scheme. In addition, Tenant shall design and construct a new unified storefront with one (1) set of double entrance doors for the Premises. Tenant shall also consolidate the electrical service in the Original Premises and the Expansion Premises and install floor covering in the Original Premises and the Expansion Premises. Tenant understands that it shall also be required to install (a) all interior partitions and curtain walls within the Premises; (b) all electrical work involved in actually hooking up fixtures; (c) internal communication system and alarm systems; (d) store fixtures and furnishings; (e) show window display and platforms and window backs; (f) all interior finish in show windows; (g) Tenant's signs, both interior and exterior; and (h) all finish painting and floor coverings.

         All of Tenant's Improvements described in this Paragraph Sixth shall be of good quality materials, installed in a professional workmanlike condition and shall be comparable to and consistent with the latest Super Trak retail store prototype.





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         SEVENTH:  Effective as of the earlier to occur of (i) the one hundred fifty-first (151st) day following the date Landlord delivers possession of the Expansion Premises to Tenant or (ii) the date Tenant opens for business to the public in the Expansion Premises (the "Effective Date") the following provisions shall be in full force and effect:

         1. The first and second paragraphs of Section 3 of the Lease shall be deleted in their entirety and replaced by the following:

                 The term of this Lease shall, except as hereinafter provided, end at midnight on January 31, 2004.

         2. Section 6 of the Lease shall be deleted in its entirety and replaced by the following:

                 6.  MINIMUM GUARANTEED RENT:
                     In consideration of the demise and leasing of the Demised Premises, for the period commencing on the Effective Date through to December 31, 1999, Tenant covenants and agrees to pay to the Landlord, Minimum Guaranteed Rent of ONE HUNDRED THIRTY THOUSAND FOUR HUNDRED NINETY-SEVEN AND 89/100 DOLLARS ($130,497.89), each lease year with no offsets whatsoever, to be paid in equal monthly payments of TEN THOUSAND EIGHT HUNDRED SEVENTY-FOUR AND 82/100 DOLLARS ($10,874.82), on the first day of each month, in advance, at such place as shall be designated by Landlord.

                     For the period commencing on January 1, 2000 through to January 31, 2004, as set forth in subparagraph 1 above of this Paragraph SEVENTH, Tenant covenants and agrees to pay to the Landlord Minimum Guaranteed Rent of ONE HUNDRED FORTY THREE THOUSAND FIVE HUNDRED FORTY-SEVEN AND 68/100 DOLLARS ($143,547.68), each lease year with no offsets whatsoever, to be paid in equal monthly payments of ELEVEN THOUSAND NINE HUNDRED SIXTY-TWO AND 31/100 DOLLARS ($11,962.31), on the first day of each month, in advance, at such place as shall be designated by Landlord.

         3. The first sentence of Section 7(a) of the Lease shall be deleted in its entirety and replaced by the following:

                 Tenant agrees to pay to Landlord for each lease year during the term hereof, in equal monthly installments at the same time as the Minimum Guaranteed Rent (and pro-rata for any portion of a month), as a contribution toward the Shopping Center's Common Areas Operating Cost (hereinafter defined), the sum of SIXTEEN THOUSAND FOUR HUNDRED TWENTY NINE AND 11/100 DOLLARS ($16,429.11) each lease year, with no offsets, to be paid in equal monthly installments in the amount of ONE THOUSAND THREE HUNDRED SIXTY-NINE AND 09/100 DOLLARS ($1,369.09), (said sum computed at the rate of ONE AND 23/100 DOLLARS ($1.23) per square foot of the Demised Premises).

         4. The first and second sentences of Section 8 of the Lease shall be deleted in their entirety and replaced by the following:

                 In addition to the rental set forth herein, Tenant agrees to pay to the Landlord each lease year the sum of TEN THOUSAND FIVE HUNDRED FIFTY-TWO AND 03/100 DOLLARS ($10,552.03) to be paid in equal monthly installments in the amount of EIGHT HUNDRED SEVENTY-NINE AND 34/100 DOLLARS ($879.34), on the first day of each month, in advance, along with Tenant's payment of rental. Said sum represents Tenant's contribution toward real estate taxes on the Demised Premises, as per Landlord's estimated real estate tax schedule for 1992.





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         5.      Section 9 of the Lease shall be and is hereby amended by
increasing the Minimum Basis of Sales amount, as set forth therein, to the sum of FOUR MILLION THREE HUNDRED FORTY NINE THOUSAND NINE HUNDRED TWENTY-NINE AND 66/100 DOLLARS ($4,349,929.66), subject to adjustment in accordance with increases in Minimum Guaranteed Rent.

         6. Section 60 of the Lease shall be deleted in its entirety and replaced by the following:

                 60.  OPTIONS.
                      The Tenant shall be granted options to renew this Lease for four (4) consecutive five (5) year periods followed by one
         (1) consecutive two (2) year period under the same terms and conditions called for herein except that the Minimum Guaranteed Rent, as called for in Section 6 hereof, shall be at the following annual amounts, payable in applicable monthly installments:

                                                          Annual Minimum
                Option Period                            Guaranteed Rent
                -------------                            ---------------
         February 1, 2004 - January 31, 2009                $164,075.00
         February 1, 2009 - January 31, 2014                $188,686.25
         February 1, 2014 - January 31, 2019                $216,989.19
         February 1, 2019 - January 31, 2024                $249,537.57
         February 1, 2024 - January 31, 2026                $286,968.21

                 Said options to be exercised at least six (6) months prior to the expiration of the original or option term then in effect, by written notice sent certified or registered mail to Landlord, provided, however, that in the event that Tenant fails to give such notice of extension, Tenant shall not be deemed to have waived the right to that extension or any extension thereafter until Landlord gives Tenant written notice of Tenant's failure to exercise such right of extension and affords Tenant a period of ten (10) days after receipt of such notice to exericse that right of extension by giving Landlord written notice thereof and Tenant fails to exercise that right thereafter. It is expressly understood and agreed by the parties hereto that in the event the Lease is assigned to any entity unaffiliated with the tenant, or Dart Group Corp., then Tenant shall be deemed to have waived its rights to an extension of the lease term if Tenant fails to timely notify Landlord of its option exercise at least six (6) months prior to the expiration of the original term or option term then in effect notwithstanding Landlord's failure to notify Tenant of Tenant's failure to timely exercise an extension right; it being understood that Landlord shall only be required to notify Tenant of Tenant's failure to do so if Tenant remains an affiliate of Dart Group Corp., or Tenant.

         EIGHTH: The parties acknowledge and agree that in the event the Effective Date occurs on a day other than the first calendar day of a month, Tenant's minimum guaranteed rent, Tenant's contribution and pro-rata share of shopping center's common areas operating cost and Tenant's contribution toward real estate taxes shall be subject to appropriate proration.

         NINTH: Landlord agrees that in consideration of the Tenant's agreeing to accept the Premises (Original Premises and Expansion Premises) in an "as is" condition and Tenant's agreeing to perform all Tenant Improvements required under Paragraph Sixth of this Amendment and provided Tenant (a) has completed said Tenant Improvements in accordance with the terms of Paragraph Sixth of this Amendment; (b) has provided Landlord with reasonably appropriate affidavits, lien waivers and the like showing that liens and encumbrances effected by Tenant's Improvements have been released; (c) has obtained a certificate of occupancy or non-residential use permit for the Premises (Original Premises and Expansion Premises) and furnished a copy of the same to Landlord; (d) has opened its store for business from the Premises (both the





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Original Premises and the Expansion Premises as one unified operation) in accordance with the terms of this Amendment; and (e) has performed all of its obligations under the provisions of this Amendment required of it to be performed and is not then in default of the Lease beyond any applicable cure period, then Landlord shall provide Super Trak Corporation with a credit in the amount of THIRTY-SIX THOUSAND AND 00/100 DOLLARS ($36,000.00), said amount to be credited to the rental account of Super Trak Corporation for the Premises by amortizing the same, dollar for dollar, only out of those payments of minimum guaranteed rent becoming due from Tenant under the terms of the Lease after the date Tenant has satisfied the conditions set forth in (a) through (e) of this Paragraph Ninth.

         TENTH: Except as modified by this Amendment of Lease, the Lease shall continue in full force and effect in accordance with the terms thereof.

         ELEVENTH: All the rights and obligations of the parties under this Amendment of Lease shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

         TWELFTH: Landlord and Tenant hereby acknowledge and agree that the square footage of the Expansion Premises may be different than as stated herein and is subject to confirmation by Landlord and Tenant jointly. Tenant's Minimum Guaranteed Rent, Tenant's contribution and pro- rata share of Shopping Center's Common Areas Operating Cost and Tenant's contribution toward Real Estate Taxes shall be adjusted accordingly based upon the actual square footage of the Premises (Original Premises and Expansion Premises). Notwithstanding anything contained in the foregoing to the contrary, the parties hereto further agree that any increase in Tenant's rental and other charges, resulting from an adjustment in the square footage of the Premises (Original Premises and Expansion Premises) from the amounts set forth in Paragraph THIRD hereinabove, shall not exceed six percent (6%).

         THIRTEENTH: The parties hereto hereby acknowledge and agree that Dart Group Corporation ("Dart Group")is the successor-in-interest to Dart Drug Corporation, guarantor of the Lease Agreement by and between the parties dated January 1, 1980. Notwithstanding anything to the contrary set forth hereinabove, Landlord, Tenant, Dart Group and Trak Auto Corporation ("Trak Auto") hereby agree that the liability of Dart Group under the Lease shall be limited to the rental and other amounts set forth in the unamended Lease provided, however, that Trak Auto guarantees the performance of Tenant and the payment of all rent and charges under the Lease, as amended, in excess of the liabilities guaranteed by Dart Group.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed on the date first above written.


WITNESS:                                      LANDLORD:
                                              COMBINED PROPERTIES LIMITED
                                              PARTNERSHIP


                                              BY:    RONALD S. HAFT
- - ----------------------------------               -----------------------------
                                                        Ronald S. Haft
                                                        General Partner




                     [SIGNATURES CONTINUE ON THE NEXT PAGE]





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ATTEST:                                            TENANT:
                                                   SUPER TRAK CORPORATION


         ------------------------------            BY:     /s/ R. KEITH GREEN
                                                      ------------------------
                  (corporate seal)                 ITS:    President
                                                       -----------------------


ATTEST:                                            GUARANTOR:
                                                   DART GROUP CORPORATION

            THOMAS B. MCKEE
         ------------------------------            BY:     RONALD S. HAFT
                                                      ------------------------
                                                           Ronald S. Haft

                     (corporate seal)              ITS:    President
                                                       ------------------------



ATTEST:                                            ADDITIONAL GUARANTOR:
                                                   TRAK AUTO CORPORATION


         ------------------------------            BY:    /s/ R. KEITH GREEN
                                                       ------------------------
              (corporate seal)                     ITS:   PRESIDENT
                                                       -------------------------







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                                                                     EXHIBIT A-2


                 [OXON HILL PLAZA MAP -- SEE EDGAR APPENDIX]